Exhibit 11


                   K-TEL INTERNATIONAL, INC. AND SUBSIDIARIES

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                    (In Thousands, Except Per Share Amounts)

                 For the Quarters ended March 31, 1997 and 1996


                                                                         1997     1996
                                                                        ------   ------
Primary earnings per share --

Weighted average number of issued shares outstanding                     3,762    3,730

Effect of:
  Stock Incentive Plan                                                     313       66
                                                                        ------   ------

Shares outstanding used to compute primary earnings per share            4,075    3,796
                                                                        ======   ======

Net Income (Loss)                                                       $  510   $  456
                                                                        ======   ======

Primary earnings (Loss) per share                                       $  .13   $  .12
                                                                        ======   ======


Fully diluted earnings per share --

Weighted average number of shares used for primary earnings per share    3,762    3,796

Effect of:
  Stock Incentive Plan                                                     309    ---
                                                                        ------   ------

Shares outstanding used to compute fully diluted earnings per share      4,071    3,796
                                                                        ======   ======

Net Income (Loss)                                                       $  510   $  456
                                                                        ======   ======

Fully diluted earnings (Loss) per share                                 $  .13   $  .12
                                                                        ======   ======




                                                                      Exhibit 11


                   K-TEL INTERNATIONAL, INC. AND SUBSIDIARIES

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                    (In Thousands, Except Per Share Amounts)

                For the nine months ended March 31, 1997 and 1996


                                                                         1997     1996
                                                                        ------   ------
Primary earnings per share --

Weighted average number of issued shares outstanding                     3,752    3,725

Effect of:
  Stock Incentive Plan                                                     143       79
                                                                        ------   ------

Shares outstanding used to compute primary earnings per share            3,895    3,804
                                                                        ======   ======

Net Income                                                              $3,114   $  679
                                                                        ======   ======

Primary earnings per share                                              $  .80   $  .18
                                                                        ======   ======


Fully diluted earnings per share --

Weighted average number of shares used for primary earnings per share    3,752    3,804

Effect of:
  Stock Incentive Plan                                                     192    ---
                                                                        ------   ------

Shares outstanding used to compute fully diluted earnings per share      3,944    3,804
                                                                        ======   ======

Net Income                                                              $3,114   $  679
                                                                        ======   ======

Fully diluted earnings per share                                        $  .80   $  .18
                                                                        ======   ======
